UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Dynavax Technologies Corporation

(Name of Registrant as Specified In Its Charter)

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DYNAVAX TECHNOLOGIES CORPORATION

2929 Seventh Street, Suite 100

Berkeley, California 94710

May 23, 2019

Dear Stockholder:

By now you should have received your proxy materials in connection with the 2019 Annual Meeting of Stockholders of Dynavax Technologies Corporation to be held on Thursday, May 30, 2019 (the “Annual Meeting”). Enclosed please find a supplement to our proxy statement that describes certain changes, including to our management and Board of Directors, that occurred after the mailing of our proxy materials for the Annual Meeting.

Whether or not you plan to attend the Annual Meeting and regardless of the number of shares of common stock you own, it is important that your shares of Dynavax common stock are represented and voted at the Annual Meeting. If you have already voted, we thank you for taking the time to have your voice heard. If you have not already voted or you would like to revoke or change your vote, please take a moment to vote your proxy at your earliest opportunity. In deciding how to vote or to revoke or change your vote, you should read carefully and consider the information contained in the Notice of Annual Meeting and Proxy Statement dated April 22, 2019, which you should have already received, as well as this enclosed supplement to the proxy statement, dated May 23, 2019.

Thank you in advance for your prompt attention to this very important matter.

Sincerely,
/s/ Steven N. Gersten
Steven N. Gersten
Secretary

DYNAVAX TECHNOLOGIES CORPORATION

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 30, 2019

We are furnishing to you this supplement to our proxy statement, dated May 23, 2019 (this “Supplement”), to supplement the Notice of Annual Meeting and Proxy Statement, dated April 22, 2019 (the “Proxy Statement”), with respect to the solicitation of proxies by the Board of Directors of Dynavax Technologies Corporation for use at the 2019 Annual Meeting of Stockholders, to be held on Thursday, May 30, 2019 at 9:00 a.m., Pacific Time, at the Company’s executive offices at 2929 Seventh Street, Suite 100, Berkeley, California 94710.

The purpose of this Supplement is to provide information relating to recently announced changes to our management team and our Board of Directors, and in the compensation arrangements of certain of our executive officers.

This Supplement should be reviewed together with the Proxy Statement. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares of Dynavax common stock. To the extent that the information in this Supplement differs from or updates the information contained in the Proxy Statement, the information in this Supplement is more current and supersedes that information contained in the Proxy Statement.

In this Supplement, terms such as “we,” “us” and “our” refer to Dynavax Technologies Corporation, which may also be referred to from time to time as “Dynavax” or “the Company.”

MANAGEMENT CHANGES

CEO Retirement

On May 20, 2019, Eddie Gray, the Company’s Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”), submitted notice of his retirement from the Company, including the Board, effective August 1, 2019. The Company has commenced a search process for a successor Chief Executive Officer.

Appointment of Co-Presidents

On May 21, 2019 the Board appointed, on an interim basis, David Novack and Ryan Spencer as Co-Presidents of the Company. In these roles, they will also act as co-principal executive officers of the Company, effective immediately.

Mr. Novack joined Dynavax in March 2013 as Senior Vice President, Operations and Quality. Mr. Novack was formerly with Novartis Vaccines & Diagnostics where he served since 2009 as the Global Head of Technical Operations and Supply Chain for Diagnostics and previously from 2007 to 2009 as the Global Head of Vaccine Manufacturing Strategy. Prior to Novartis, Mr. Novack was the Vice President, Business Development for Vaxin, Inc., a vaccine company, from 2004 to 2006. From 1993 until 2004, Mr. Novack worked at MedImmune, formerly Aviron, serving in several capacities including business development, manufacturing, contract operations and most recently as Senior Director, Supply Chain Operations. Previously, from 1989 to 1993, Mr. Novack was with American Cyanamid Company in various roles. Mr. Novack received a B.S. in Biology from State University of New York and an M.B.A. from Columbia University.

Mr. Spencer joined Dynavax in 2006. Since then, he held a variety of positions with increasing responsibility, including his current role as Senior Vice President, Commercial. Prior to joining Dynavax, Mr. Spencer was the Assistant Controller at QRS Corporation, a publicly-held technology company, and was a member of the audit practice at Ernst & Young. Mr. Spencer earned a B.A. in Business Economics from University of California, Santa Barbara.

COMPENSATORY MATTERS

Mr. Gray’s Separation Agreement.    In connection with his retirement, Mr. Gray entered into a separation agreement with the Company. Under the separation agreement, following his retirement and subject to the Company’s receipt of an effective general release and waiver of claims from him, Mr. Gray will receive the following severance benefits (which amounts are consistent with Mr. Gray’s Management Continuity and Severance Agreement): (a) a lump sum cash severance payment of $2,048,000, which is equal to 24 months of Mr. Gray’s monthly base salary and target annual bonus (60% of Base Salary), less applicable withholdings; (b) a cash payment equal to the amount of COBRA premiums for continued health insurance for up to 24 months; (c) accelerated vesting of 100% of his outstanding equity awards that are subject to time-based vesting criteria (and not any performance-based vesting criteria); and (d) an extended period of time to exercise any outstanding vested stock options (and other vested equity awards which carry a right to exercise) held by Mr. Gray as of the date of his retirement, which extended exercisability period will end upon the earlier of (i) the date on which the original term of such equity awards would otherwise expire or (ii) August 1, 2022.

Compensatory Changes Applicable to Mr. Novack and Mr. Spencer.

In connection with their appointment as interim Co-Presidents, each of Mr. Novack and Mr. Spencer will receive a stipend equal to $6,500 per month, less standard payroll deductions and withholdings, payable on the Company’s regular payroll schedule (the “Stipend”). The Stipend will be payable for each month (or portion of each month, without any proration) during their service as interim Co-Presidents, in addition to their current compensation and benefits described below.

Other aspects of Mr. Novack’s compensation, which are described in the Proxy Statement, remain unchanged.

Mr. Spencer’s compensation as Senior Vice President, consists of an annual base salary of $360,000, and target annual bonus of 50% of his annual base salary. He also is a party to a standard Amended and Restated Management Continuity and Severance Agreement, a form of which was filed with the SEC as Exhibit 10.1 on Form 8-K on April 19, 2016, and entitled to the benefits thereunder.

VOTING MATTERS; REVOCABILITY OF PROXIES

This Supplement does not change the proposals to be acted upon at the Annual Meeting, which proposals are described in the Proxy Statement, and there are no changes to the proxy card or voting instruction form previously mailed to stockholders.

If you have already voted by Internet, telephone or by mail, then you do not need to take any action unless you wish to change your vote. If you have already voted and wish to change your vote based on any of the information contained in this Supplement or otherwise, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. Important information regarding how to vote your shares of common stock and how to revoke or change a proxy already given is available in the Proxy Statement under the caption “Questions and Answers About This Proxy Material and Voting—Can I change my vote after submitting my proxy?” Shares of common stock represented by valid proxies already returned by stockholders (via Internet, telephone or mail) will be voted at the Annual Meeting in the manner indicated unless revoked or changed as provided in the Proxy Statement. Shares of common stock represented by valid proxies returned before the 2019 Annual Meeting, but for which no voting instructions have been provided, will be voted in accordance with the recommendations of the Board as set forth in the Proxy Statement under the caption “Questions and Answers About This Proxy Material and Voting—What is the Board’s recommendation?”

YOU ARE URGED TO READ THE PROXY STATEMENT AND THIS SUPPLEMENT CAREFULLY IN DECIDING HOW TO VOTE. As a stockholder, your vote is very important and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting and regardless of the number of shares of Dynavax common stock that you own.

*****

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held at 9:00 a.m., Pacific Time, on May 30, 2019 at 2929 Seventh Street, Suite 100, Berkeley, California 94710.

The Proxy Statement, this Supplement and annual report to stockholders are available at http://investors.dynavax.com/annuals-proxies.cfm.